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                                                                    Exhibit 99.4

                                                               Investor Contact:
                                                                    Beth O'Byrne
                                                                Interliant, Inc.
                                                                    914-640-9000
                                                          bobyrne@interliant.com

FOR IMMEDIATE RELEASE


   Interliant Announces Sale of $150 Million of 7% Convertible Subordinated
                                     Notes

     PURCHASE, N.Y. Feb. 11, 2000 - Interliant, Inc. (NASDAQ:INIT) today announced that it agreed to privately place $150 million aggregate principal amount (excluding any over-allotments) of 7% convertible subordinated notes due 2005. The notes will be unsecured obligations, convertible into Interliant Common Stock at a conversion price of $53.10 per share and subordinated to all present and future senior indebtedness of Interliant. Interliant has granted the initial purchasers of the notes a 30-day option to purchase an additional $22.5 million principal amount of the notes to cover over-allotments, if any. The placement of the notes is expected to close on February 16, 2000. The offering was lead managed by Merrill Lynch & Co. and co-managed by CIBC World Markets, Donaldson, Lufkin & Jenrette and C.E. Unterberg, Towbin.

     Interliant intends to use the proceeds from this offering for implementation of sales and marketing initiatives and to strengthen the company's infrastructure, including expanding existing data centers, developing new data centers and providing working capital in order to accommodate future growth. The company will also use the proceeds to identify, complete and integrate additional acquisitions, and for other working capital and general corporate purposes. The notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under such act.

About Interliant, Inc.

     Interliant, Inc. (NASDAQ: INIT) is a leading application service provider
(ASP) and pioneer in the ASP market. Interliant's solutions enable companies of all sizes to capitalize on the latest Web-based technologies and packaged software applications quickly and cost-effectively by relieving them of the burdens associated with building, managing and maintaining the infrastructure required to support mission-critical applications. Interliant's offerings include solutions in the following areas: Web site hosting, messaging and knowledge management, security, e-commerce, customer relationship management, distributed learning, and Web-based rental applications via AppsOnline.com. Interliant is headquartered in Purchase, N.Y. and has formed strategic alliances
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with leading software, networking and hardware companies including Dell Computer
Corporation (NASDAQ: DELL), IBM (NYSE: IBM), Lotus Development Corp., Microsoft (NASDAQ: MSFT), BMC Software (NASDAQ: BMCS), and Network Solutions (NASDAQ:
NSOL). For more information, please visit the Interliant Web site, www.interliant.com.
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Interliant is a registered trademark of Interliant, Inc. All other trademarks are the properties of their respective companies.

This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Actual results and the timing of certain events may differ significantly from the results anticipated or discussed in the forward-looking statements. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties. In addition to this press release, other important factors to consider in evaluating the forward-looking statements include, without limitation, those discussed in the Company's Quarterly Report on Form 10-Q for the quarters ended June 30, 1999 and September 30, 1999, respectively, the Company's Registration Statement on Form S-1 filed on March 15, 1999, as amended, and other filings by the Company with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained herein will in fact be realized and the Company assumes no obligation to update this information.